                             UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      February 7, 2008

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                    1-6682                    05-0155090

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  (State of                   (Commission                 (IRS Employer

Incorporation)                File Number)             Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                  (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2008 Hasbro, Inc. (the “Company”) issued a press release announcing that Alfred J. Verrecchia would step down as President and Chief Executive Officer of the Company effective May 22, 2008, the date of the 2008 Annual Meeting of the Company’s shareholders.  Effective May 22, 2008, Mr. Verrecchia will become the Chairman of the Company’s Board of Directors (the “Board”).  Alan G. Hassenfeld, currently the Non-Executive Chairman of the Board, will remain a member of the Board and will continue to Chair the Board’s Executive Committee, but upon Mr. Verrecchia’s appointment as Chairman, Mr. Hassenfeld will step down from that role.

Effective May 22, 2008, Brian Goldner, currently the Company’s Chief Operating Officer, will succeed Mr. Verrecchia as President and Chief Executive Officer of the Company.  Mr. Goldner was appointed to the Company’s Board effective on February 7, 2008.

On February 6, 2008 the Compensation Committee of the Board (the “Committee”), which Committee administers Hasbro’s 2004 Senior Management Annual Performance Plan (the “Plan”), took the following actions, which actions were approved by the full Board on February 7, 2008: (A) the Committee designated those officers who are eligible to participate in the Plan and potentially receive cash bonus awards for fiscal 2008, (B) the Committee set the performance criteria and performance objectives for each such criterion under the Plan for fiscal 2008, and (C) the Committee set the maximum cash bonus awards associated with varying levels of performance against those objectives, subject in each case, however, to the Committee’s discretion to reduce such bonus awards even if the 2008 objectives are achieved.

The Hasbro officers selected to participate in the Plan for fiscal 2008 were Alfred Verrecchia, Brian Goldner and David Hargreaves, Executive Vice President, Finance and Global Operations and Chief Financial Officer.

For Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves, whose 2008 performance will be evaluated 100% based upon Hasbro’s corporate level performance, the 2008 performance criteria and their relative weights designated under the Plan are as follows: total net revenues, 40%; operating margin, 40%; and free cash flow, 20%.  The Plan provides that performance bonuses can range from 0% to a maximum of 300% of the executive’s base salary.

In the cases of each of Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves, the cash bonus awards attributable to achievement of the corporate objectives under the Plan will be reviewed by the Committee following the end of the fiscal year and the Committee may exercise negative discretion to reduce any such awards to reflect the individual performance of the executive in question.

Hasbro’s other executive officers who will not participate in the Plan with respect to fiscal 2008 are all eligible to receive cash bonus awards under the Company’s Management Incentive Plan (“MIP”) for 2008.  The executive officers participating in the MIP for 2008 are:  John Frascotti, Global Chief Marketing Officer; Duncan Billing, Global Development Officer; Barry Nagler, Senior Vice President and General Counsel; Deborah Thomas Slater, Senior Vice President and Controller; and Martin Trueb, Senior Vice President and Treasurer.

The corporate performance criteria under the MIP for 2008 are the same as the criteria described under the Plan above for 2008.  All of the foregoing executive officers participating in the MIP will receive awards under the MIP based 100% on Hasbro’s corporate level performance for fiscal 2008.

In addition to setting the performance criteria and objectives for fiscal 2008 under the MIP, on February 6, 2008 the Committee set, and the Board approved on February 7, 2008 for the executive officers participating in the MIP, the target cash bonus awards associated with varying levels of performance against those objectives for each such executive officers, subject in each case, however, to the Company’s discretion to modify such bonus awards based upon personal performance.  The MIP provides that performance bonuses can range from 0% to a maximum of 200% of the executive’s base salary.

On February 6, 2008 the Committee also granted non-qualified stock options and contingent stock performance awards to certain of the Company’s executive officers and certain other employees of the Company.  For the Company’s executive officers, those grants were approved by the full Board on February 7, 2008. These awards were all made under the Company’s 2003 Stock Incentive Performance Plan, as amended (the “Plan”) and will all be effective as of February 13, 2008.

The non-qualified stock options will have an exercise price equal to the fair market value of the Company’s common stock, par value $.50 per share (“Common Stock”) on the February 13, 2008 effective date of the grants.  This fair market value will be computed as the average of the high and low sales prices of the Common Stock on that date.  The options vest in three cumulative installments on the first three anniversaries of the date of grant and expire seven years from the date of grant.  The non-qualified stock options, granted effective on February 13, 2008, to the Company’s executive officers listed below cover the following numbers of shares of the Company’s Common Stock: Alfred J. Verrecchia, 493,827 shares; Brian Goldner, 164,609 shares; David D.R. Hargreaves, 108,025; and Barry Nagler, 73,303 shares.

The contingent stock performance awards (the “Stock Performance Awards”) provide the recipients with the ability to earn shares of the Company’s Common Stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenues”) targets over a three-year period beginning December 31, 2007 and ending December 26, 2010 (the “Performance Period”).  Each Stock Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS and Revenues targets set for the Performance Period, subject in all cases to the ability of the Committee to lower the actual number of shares which are awarded. The Stock Performance Awards granted, effective on February 13, 2008, to the Company’s executive officers listed below have the following target numbers of shares of Common Stock associated with 100% achievement of the stated EPS and Revenues targets: Alfred J. Verrecchia, 92,628 shares; Brian Goldner, 30,876 shares; David D.R. Hargreaves, 20,262; and Barry Nagler, 13,750 shares.

Item 8.01  Other Events

On February 7, 2008 Hasbro, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) had authorized the repurchase of up to an additional $500 million of the Company’s common stock, par value $.50 per share (the “Common Stock”).  The press release is furnished as an exhibit to this Current Report on Form 8-K and is incorporated herein.

The Company’s Board had previously authorized the repurchase of up to $350 million of the Company’s Common Stock in May of 2005, an additional $350 million of the Company’s Common Stock in July 2006, and an additional $500 million in August of 2007.  As of February 7, 2008 only $48 million remained available under this August 2007 authorization, which amount remains available in addition to the $500 million repurchase authorization approved on February 7, 2008.

These shares may be purchased in the open market or through privately negotiated transactions.  The Company has no obligation to repurchase shares under the authorization, and the timing, actual number and value of shares which are repurchased will depend on a number of factors, including the price of the Company’s Common Stock.  The Company may suspend or discontinue its repurchase program at any time.

Also on February 7, 2008, the Company issued a press release announcing that the Board had increased the quarterly dividend, payable May 15, 2008 to record holders of the Company’s Common Stock on May 1, 2008, from $.16 to $.20 per share.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1

Press Release, dated February 7, 2008, announcing additional share repurchase authorization.

99.2

Press Release, dated February 7, 2008, announcing quarterly dividend.

99.3

Press Release, dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HASBRO, INC.

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                                   (Registrant)

Date: February 12, 2008            By:  /s/ David D.R. Hargreaves

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                                       David D.R. Hargreaves

                                       Executive Vice President,

    Finance and Global Operations and

    Chief Financial Officer

                                       (Duly Authorized Officer)

HASBRO, INC.

Current Report on Form 8-K

Dated February 12, 2008

Exhibit Index

Exhibit No.

Exhibit

99.1

Press Release, dated February 7, 2008, announcing additional share repurchase authorization.

99.2

Press Release, dated February 7, 2008, announcing quarterly dividend.

99.3

Press Release, dated February 11, 2008.